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Exhibit 23.1


                         CONSENT OF INDEPENDENT AUDITORS

August 1, 2002

Able Energy, Inc.
198 Green Pond Road
Rockaway, New Jersey  07866


Dear Sir or Madam:

     We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated September 25, 2001 on the financial statements of Able Energy, Inc., appearing in the Annual Report on Form 10-KSB of Able Energy, Inc. and Subsidiaries for the six months ended June 30, 2001.



                                             Sincerely,

                                             /s/ Simontacchi & Company, LLP
                                             --------------------------------
                                             Simontacchi & Company, LLP


Rockaway, New Jersey
August 1, 2002